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                                                         Exhibit 23.1

                    Consent of Independent Auditors' Report

The Partners
National Auto Finance Company L.P.:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                                      /s/ KPMG Peat Marwick LLP

Miami, Florida
January 27, 1997